UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 24, 2019

ASGN Incorporated
(Exact name of registrant as specified in its charter)

Delaware	000-20540	95-4023433
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)
26745 Malibu Hills Road
Calabasas, CA 91301
(Address, including zip code, of Principal Executive Offices)
Registrant’s telephone number, including area code: (818) 878-7900

Title of each class	Trading Symbol	Name of exchange on which registered
Common Stock	ASGN	NYSE
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 2.02 Results of Operations and Financial Condition.

On April 24, 2019, ASGN Incorporated (the “Company”) announced its financial results for the first quarter of 2019.  A copy of the press release is furnished pursuant to Item 2.02 of this Current Report on Form 8-K as Exhibit 99.1. The information in this report, including Exhibit 99.1 attached hereto, shall not be deemed to be "filed" for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), or otherwise subject to the liabilities of that Section, and shall not be incorporated by reference into any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as shall be expressly set forth by specific reference in such a filing.

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On April 24, 2019, the Company announced that Peter T. Dameris has advised the Company’s Board of Directors (the “Board”) that he will step down from his role as Chief Executive Officer of the Company effective April 30, 2019. Mr. Dameris will continue as a member of the Board and as an adviser to the Company.

Further, the Board has appointed Theodore S. Hanson, the Company’s President, to serve as Chief Executive Officer of the Company, and the Board will be nominating him to be a director at the Company’s Annual Meeting of Stockholders in June 2019.

Item 9.01 Financial Statements and Exhibits.

(d)	Exhibits

99.1	Press release of ASGN Incorporated dated April 24, 2019.

SIGNATURE

Pursuant to the requirements of the Exchange Act, the Company has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ASGN Incorporated

Date: April 24, 2019	/s/ Edward L. Pierce
Edward L. Pierce
Executive Vice President and Chief Financial Officer